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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 27, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                        0-11402                  74-1666060
(STATE OR OTHER JURISDICTION           (COMMISSION             (IRS EMPLOYER
        OF INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

          On January 27, 1999, Telxon Corporation (the Company") issued a press release (the "January Release") announcing that its financial results for the third quarter, ended December 31, 1998, of its 1999 fiscal year, and the restated results for the fiscal year 1999 second quarter, ended September 30, 1998, the need for which restatement was announced in a press release made by the Company on December 11, 1998 (the "December Release") previously filed under cover of a Form 8-K of that same date, had been rescheduled to mid-February. The January Release also updates certain of the information contained in the December Release concerning the Company's expectations for the fiscal 1999 third and fourth quarters and the full year, stating that revenues are expected to be under $100 million with less than targeted gross margins in the third quarter and below prior year levels for the full year, and that a loss is expected for the fourth quarter and the full year.

          A copy of the January Release discussing the above and certain related matters is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits.

                    99 Press Release issued by the registrant on January 27, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TELXON CORPORATION



Date:  January 28, 1999                       By:    /s/ Kenneth W. Haver
                                                     --------------------
                                                     Kenneth W. Haver
                                                     Senior Vice President and
                                                       Chief Financial Officer